UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2012

SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)
4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Definitive Agreement.

On May 15, 2012, Swisher Hygiene Inc. (the “Company”) entered into that certain Third Amendment to Credit Agreement with Wells Fargo Bank, National Association, as administrative agent (“Wells Fargo”), the subsidiary guarantors party thereto, and the required lenders thereto (the “Third Amendment”) amending the Credit Agreement, dated March 30, 2011.

The Third Amendment provides an extension for the delivery of the Company’s financial statements for the fiscal year ended December 31, 2011 and for the quarterly period ended March 31, 2012 until the earlier of the date on which the Company delivers such financial statements to the Securities and Exchange Commission (the “SEC”) or May 31, 2012. At the same time, the Third Amendment waives any Default or Event of Default that may exist as a result of the Company not filing its Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”) by April 16, 2012 and its Quarterly Report on Form 10-Q for the period ended March 31, 2012 (the “Form 10-Q”) by May 21, 2012, so long as the Company files the Form 10-K and Form 10-Q by May 31, 2012. As discussed further in Item 8.01 below, the Company cannot provide assurance as to when it will complete these filings.

While the Company has no present intention to borrow any additional funds under the credit facility, until (1) the Company files the Form 10-K and Form 10-Q, (2) represents to Wells Fargo that its financial statements as filed may be relied upon, and (3) Wells Fargo consents to such reliance, the Company may not borrow additional funds under the credit facility with Wells Fargo.

A copy of the Third Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2012, the Company notified The NASDAQ Stock Market (“NASDAQ”) that the Form 10-Q will not be timely filed as a result of the previously disclosed internal review being conducted by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”). As a result, on May 15, 2012, the Company received a letter from NASDAQ indicating that the Company is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1).

As previously reported, on April 11, 2012, the Company received a non-compliance letter from NASDAQ in connection with the Company’s inability to timely file its Form 10-K. Pursuant to the April 11, 2012 and May 15, 2012 letters from NASDAQ, the Company is required to submit a plan to regain compliance with NASDAQ’s filing requirements for continued listing by June 11, 2012. Upon acceptance of the Company’s compliance plan, NASDAQ is permitted to grant an extension of up to 180 days from the Form 10-K’s initial due date for the Company to regain compliance with NASDAQ. The Company intends to submit a compliance plan by June 11, 2012. During the process of regaining compliance with NASDAQ, the Company expects that its common stock will continue trading on NASDAQ under the symbol “SWSH.”

Also, the Company has been noted in default of its continuous disclosure obligations by the securities regulators in several provinces of Canada for certain failures stemming from the non-compliance described above, including the failure to timely file its annual financial statements for the year ended December 31, 2011 and related information, and for publicly acknowledging that certain of its previously filed financial statements may no longer be relied upon. In connection with these defaults, the Company has applied to the Ontario Securities Commission, as its principal regulator in Canada, for a temporary order prohibiting its directors and officers from trading in the securities of the Company for as long as these defaults remain outstanding. If a management cease trade order is granted, it is not expected to affect the ability of persons who are not directors or officers of the Company to trade in the securities of the Company. In the absence of a management cease trade order, and in the event that the continuous disclosure defaults have not been remedied, the Canadian securities regulators may issue a general cease trade order against the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information called for by this item is contained in Item 8.01 below, which is incorporated herein by reference.

Item 8.01	Other Events.

On May 17, 2012, the Company announced that the Audit Committee has substantially completed the investigative portion of its internal review and is working with its outside professionals, the Company, and the Company’s independent auditor to finalize a determination of adjustments to be made for each of the quarterly periods ended March 31, 2011, June 30, 2011, and September 30, 2011. While the amount of any such adjustments cannot be estimated with reasonable certainty at this time, to date, the Audit Committee has preliminarily identified an aggregate of approximately $4.6 million in increases to net loss before income taxes for the affected periods. However, until the adjustments have been fully reviewed and finalized, the Company cannot provide you with further assurance regarding the complete impact of any adjustments on its results of operations for the affected periods, and the Company cannot provide assurance that the adjustments identified to date are representative of the adjustments that will be required when the adjustments are finalized. The Company cannot provide assurance that the review will not identify further adjustments that may be required, including as a result of the independent auditor’s review and audit or the Company’s further analysis.

The Company is working to file the Form 10-K, restated Form 10-Qs for the affected periods, and the Form 10-Q for the quarter ended March 31, 2012, as promptly as possible, however the Company can provide no assurance as to when it will complete these filings.

Also, in connection with the internal review, on May 14, 2012 the Company’s Board of Directors (the “Board”), based on the recommendation of the Audit Committee, determined that Michael Kipp, the Company’s Senior Vice President and Chief Financial Officer, be separated from the Company, effective immediately. Also, the Board, based on the recommendation of the Audit Committee, determined that two additional senior accounting personnel be separated from the Company, effective immediately. In making these employment determinations, the Board did not identify any conduct by these employees intended for or resulting in any personal benefit.

The Company has commenced a search process for a new Chief Financial Officer and other accounting staff. During this time, Steven Berrard, the Company’s President and Chief Executive Officer, will also serve as the Company’s interim Chief Financial Officer.

A copy of the press release disclosing the Third Amendment, the Company’s delay in filing the Form 10-Q and related receipt of the NASDAQ notification letter and the substantial completion of the internal review by the Audit Committee is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Information Regarding Forward-Looking Statements

All statements other than statements of historical fact contained in this report constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this report, unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements in this report include those regarding: (a) the final results of the Audit Committee review, (b) potential adjustments to the Company’s financial statements, (c) the potential impact on any such adjustments on the Company’s previously reported results of operations, including its previously reported net loss, (d) the timing and results of the Company’s evaluation of its internal control over financial reporting relating to the potential adjustments, (e) the timing of the filing of the Company’s compliance plan with NASDAQ and the ability of the Company to regain compliance with NASDAQ listing standards, (f) future compliance with the terms of the Credit Agreement, as amended to date, (g) the Company’s ability to maintain its listing and continue trading on NASDAQ and the TSX, and (h) the Company’s ability to obtain a management cease trade order from the Ontario Securities Commission. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of the Company contained in this report, which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein. All of these assumptions have been derived from information currently available to the Company including information obtained by the Company from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this report are qualified by the above cautionary statements and those made in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, both filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on the Company’s SEDAR profile at www.sedar.com, and the Company’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on the Company’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this report is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

10.1	Third Amendment to Credit Agreement, dated May 15, 2012.

99.1	Press release, dated May 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: May 16, 2012	By:	/s/ Steven R. Berrard
Steven R. Berrard
President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Third Amendment to Credit Agreement, dated May 15, 2012.

99.1	Press release, dated May 17, 2012.